Exhibit 99.2

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 1, 2022 (the “Closing Date”), First Interstate BancSystem, Inc., a Montana corporation (“First Interstate” or the “Company”) completed its previously announced merger (the “Merger”) with Great Western Bancorp, Inc., a Delaware corporation (“Great Western”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 15, 2021, by and between First Interstate and Great Western.

The following unaudited pro forma combined condensed consolidated financial information is based on the separate historical financial statements of First Interstate and Great Western after giving effect to the Merger and the issuance of First Interstate Class A common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial information. The unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2021 combines the historical consolidated statements of income of First Interstate and Great Western, giving effect to the Merger as if it had been completed on January 1, 2021. The accompanying unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2021 combines the historical consolidated balance sheets of First Interstate and Great Western, giving effect to the merger as if it had been completed on December 31, 2021.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined condensed consolidated financial information to give effect to the pro forma events that are (i) directly related to the Merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined condensed statement of income, expected to have a continuing effect on the results of the combined company. The unaudited pro forma combined condensed consolidated financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Merger. The following unaudited pro forma combined condensed consolidated financial information gives effect to the Merger and includes adjustments for the following:

•	certain reclassifications to conform historical financial statement presentations between the companies;

•	application of the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 805, “Business Combinations” (“ASC 805”) to reflect the issuance of 46,879,601 shares of First Interstate common stock, or approximately $1.7 billion, and approximately $13 thousand in cash to the shareholders of Great Western to reflect Merger consideration in exchange for 100% of all outstanding shares of Great Western common stock;

•	transaction costs in connection with the Merger.

The following unaudited pro forma combined condensed consolidated financial information and related notes are being provided for illustrative purposes only, and are based upon a number of assumptions and estimates and are subject to uncertainties. The unaudited pro forma combined condensed consolidated financial information does not purport to be indicative of the actual financial condition or results of operations of First Interstate had the Merger in fact occurred on the dates indicated, nor does it purport to be indicative of the financial condition or results of operations of First Interstate in the future. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•	First Interstate’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, included in First Interstate’s Annual Report on Form 10-K for the year ended December 31, 2021; and

•	Great Western’s separate audited historical consolidated financial statements and accompanying notes as of September 30, 2021 and for the year ended September 30, 2021, included in Great Western’s Annual Report on Form 10-K for the year ended September 30, 2021.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES COMBINED

CONDENSED CONSOLIDATED BALANCE SHEETS

The following unaudited pro forma combined condensed consolidated balance sheet gives effect to the acquisition by First Interstate using the acquisition method of accounting assuming the acquisition was consummated on December 31, 2021.

	First Interstate	Great Western				Pro Forma
	12/31/2021	9/30/2021		Pro Forma		12/31/2021
(Amounts in millions, except share data)	(as adjusted)*	(as adjusted)*		Adjustments		Combined
Assets
Cash and due from banks	$168.6	$141.6		$(151.2	) (a)	$159.0
Interest bearing deposits in banks	2,176.1	1,410.7		—		3,586.8
Fed funds sold	0.1	—		—		0.1
Total cash and cash equivalents	2,344.8	1,552.3		(151.2)		3,745.9
Securities purchased under agreements to resell	—	104.3		—		104.3
Investment securities:
Available-for-sale	4,820.5	1,890.6	(r)	(52.5	) (b)	6,658.6
Held-to-maturity, net	1,687.6	820.3	(r)	(13.5	) (b)	2,494.4
Total investment securities	6,508.1	2,710.9		(66.0)		9,153.0
Loans held for sale, at fair value	30.1	244.3	(s)	(61.6	) (c)	212.8
Loans held for investment, net of deferred fees and costs	9,331.7	7,940.8	(s)	(102.2	) (d)	17,170.3
Allowance for credit losses	122.3	246.0		(161.8	) (e)	206.5
Net loans held for investment	9,209.4	7,694.8		59.6		16,963.8
Goodwill	621.6	—		542.4	(f)	1,164.0
Company-owned life insurance	301.5	184.8		—		486.3
Premises and equipment, net	299.6	118.0		8.7	(g)	426.3
Core deposit intangibles, net	41.3	2.3	(t)	46.9	(h)	90.5
Customer relationship intangible, net	—	2.8	(u)	20.0	(i)	22.8
Accrued interest receivable	47.4	37.1		—		84.5
Mortgage servicing rights, net of accumulated amortization and impairment reserve	28.2	0.7	(v)	0.7	(j)	29.6
Other real estate owned (“OREO”)	2.0	4.5		(2.0	) (k)	4.5
Deferred tax asset, net	—	88.9		(22.7	) (l)	66.2
Other assets	237.9	165.8		—		403.7
Total assets	$19,671.9	$12,911.5		$374.8		$32,958.2
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$5,568.3	$2,608.5		$—		8,176.8
Interest bearing	10,701.3	8,701.9		0.8	(m)	19,404.0
Total deposits	16,269.6	11,310.4		0.8		27,580.8
Securities sold under repurchase agreements	1,051.1	91.3		—		1,142.4
Long-term debt	112.4	155.0		4.3	(n)	271.7
Subordinated debentures held by subsidiary trusts	87.0	74.0		0.1	(o)	161.1
Deferred tax liability, net	9.3	—		(9.3	) (l)	—
Allowance for credit losses on off-balance sheet credit exposures	3.8	1.3	(w)	—		5.1
Accrued expenses and other liabilities	152.1	78.0	(y)	8.3	(p)	238.4
Total liabilities	17,685.3	11,710.0		4.2		29,399.5
Total stockholders’ equity	1,986.6	1,201.5		370.6	(q)	3,558.7
Total liabilities and stockholders’ equity	$19,671.9	$12,911.5		$374.8		$32,958.2

*The usage of Great Western’s September 30, 2021 fiscal year reported information is consistent with regulatory guidance to combine with First Interstate’s reporting. Reclassification adjustments to align presentation were made as described in Note 3: Adjustments to the unaudited pro forma combined condensed balance sheet. These incorporated adjustments as outlined in Note 3 had no impact on previously reported stockholders equity.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

The following unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2021 gives effect to First Interstate’s acquisition of Great Western using the acquisition method of accounting assuming the acquisition was consummated on January 1, 2021.

	For the year ended December 31, 2021
	First Interstate	Great Western				Pro Forma
	12/31/2021	9/30/2021		Pro Forma		12/31/2021
(Amounts in millions, except per share data)	(as adjusted)*	(as adjusted)*		Adjustments		Combined
Interest income:
Interest and fees on loans	$430.2	$389.0		$27.9	(1)	$847.1
Interest and dividends on investment securities	72.7	34.0		12.8	(2)	119.5
Interest on federal funds sold and other	2.6	2.2	(14)	—		4.8
Total interest income	505.5	425.2		40.7		971.4
Interest expense:
Interest on deposits	8.1	16.8		(0.6	) (3)	24.3
Interest on FHLB advances and other borrowings	0.4	3.5	(15)	1.0	(4)	4.9
Interest on other debt	6.0	1.2	(16)	0.5	(5)	7.7
Interest on subordinated debentures held by subsidiary trusts	2.8	2.0	(16)	(0.1	) (6)	4.7
Total interest expense	17.3	23.5		0.8		41.6
Net interest income	488.2	401.7		39.9		929.8
Provision for (reversal of) credit losses	(14.6)	(34.7)		70.4	(7)	21.1
Net interest income after provision for credit losses	502.8	436.4		(30.5)		908.7
Non-interest income:
Payment services revenues	45.1	16.7	(17)	3.9	(8)	65.7
Mortgage banking revenues	40.8	11.3		—		52.1
Wealth management revenues	26.3	13.4		—		39.7
Service charges and other fees	24.4	20.5	(18)	—		44.9
Investment securities gains, net	1.1	0.3		—		1.4
Other income	12.8	4.4	(19)	—		17.2
Total non-interest income	150.5	66.6		3.9		221.0
Non-interest expense:
Salaries and employee benefits	220.7	154.3	(20)	—		375.0
Outsourced technology services	32.8	27.4		—		60.2
Occupancy and equipment, net	46.3	21.3	(21)	1.7	(9)	69.3
OREO expense, net of income	(0.2)	(1.8)		—		(2.0)
Professional fees	12.1	16.5	(23)	—		28.6
Intangibles amortization	9.9	1.0	(22)	6.5	(10)	17.4
Other expenses	72.3	22.0	(23)	—		94.3
Acquisition related expenses	11.6	—		151.2	(11)	162.8
Total non-interest expense	405.5	240.7		159.4		805.6
Income before income tax expense	247.8	262.3		(186.0)		324.1
Income tax expense (benefit)	55.7	59.0		(36.7	) (12)	78.0
Net income (loss)	$192.1	$203.3		$(149.3)		$246.1
Basic weighted average common shares outstanding	61,650,312	55,183,940		(8,772,633	) (13)	108,061,619
Basic earnings per common share	$3.12	$3.68				$2.28
Diluted weighted average common shares outstanding	61,741,828	55,443,909		(8,772,633	) (13)	108,413,104
Diluted earnings per common share	$3.11	$3.68				$2.27

*The usage of Great Western’s September 30, 2021 fiscal year reported information is consistent with regulatory guidance to combine with First Interstate’s reporting. Reclassification adjustments to align presentation were made as described in Note 4: Adjustments to the unaudited pro forma combined condensed statement of income. These incorporated adjustments as outlined in Note 4 had no impact on previously reported net income.

UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of pro forma presentation

The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2021, and the unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2021, are based on the historical consolidated financial statements of First Interstate and Great Western, giving effect to the Merger and the assumptions and adjustments described in the accompanying notes. The statement of income gives effect to the transaction at January 1, 2021. Such financial statements do not include estimated cost savings, revenue synergies expected to result from the Merger, or the costs to achieve these cost savings or revenue synergies, or any anticipated disposition of assets that may result from the integration of operations. Subsequent to the completion of the Merger, First Interstate will complete the finalization and execution of its integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or disposed of, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma condensed combined financial statements are prepared in accordance with historical generally accepted accounting principles in the United States of America during the periods presented. As such, the unaudited pro forma condensed combined financial statements do not contemplate any impact as a result of changes to accounting standards that occurred after the historical periods presented. The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by First Interstate. As discussed in Note 3 and Note 4, certain reclassifications were made to align First Interstate’s and Great Western’s financial statement presentation.

The accompanying unaudited pro forma combined condensed consolidated financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with First Interstate considered to be the acquirer of Great Western. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma combined condensed consolidated balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Great Western based upon management’s preliminary estimate of their fair values as of February 1, 2022. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma combined condensed consolidated financial statements are preliminary and subject to revision based on final determination of fair value.

All dollar amounts presented within these Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements are in millions of dollars, except per share data, unless otherwise indicated.

Note 2: Preliminary purchase price allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Great Western based on the estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

Goodwill totaling $542.4 million is included in the pro forma adjustments and is not subject to amortization.

The following table sets forth a preliminary allocation of the estimated merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed by First Interstate using Great Western’s consolidated balance sheet as of September 30, 2021 (in millions, except per share data):

Pro Forma Allocations of Purchase Price

Purchase Price:
Equity consideration
Shares of Great Western common stock outstanding(1)	55,643,443
Exchange ratio to First Interstate shares	0.8425
First Interstate shares issued as merger consideration(2)	46,879,601
Issuance price as of February 1, 2022(3)	$36.76
Value of First Interstate stock issued as merger consideration	$1,723.3

Total purchase price(4)	$1,723.3

Assets acquired:
Cash and cash equivalents	$1,552.3
Available-for-sale securities	2,290.7
Held-to-maturity securities, net	354.3
Loans held for sale	182.7
Loans held for investment	7,754.4
Premises and equipment	126.7
Other real estate owned (“OREO”)	2.5
Company owned life insurance	184.8
Core deposit intangibles	49.2
Customer relationship intangible	22.8
Mortgage servicing rights	1.4
Deferred tax assets, net	75.5
Other assets	307.1
Total assets acquired	12,904.4

Liabilities assumed:
Deposits	11,311.2
Securities sold under repurchase agreements	91.3
Accrued expenses and other liabilities	87.6
FHLB advances	122.9
Subordinated debt	36.4
Trust preferred securities	74.1
Total liabilities assumed	11,723.5

Net assets acquired	$1,180.9

Goodwill	$542.4

(1)	Great Western shares outstanding includes performance based equity and restricted stock awards that vested upon change in control.

(2)	Only factors in whole share issuance. Cash was paid in lieu of fractional shares.
(3)	The opening price per share of First Interstate Class A common stock on February 1, 2022.

(4)	Includes $13 thousand of cash paid in lieu of fractional shares.

Note 3: Adjustments to the unaudited pro forma combined condensed balance sheet

Purchase Accounting Adjustments:

(a)	Adjustment reflects transaction costs, including investment banker, legal, contract cancellations, severance, change in control, contribution to First Interstate Foundation, and other merger related charges.
(b)	Adjustment reflects the fair value mark on securities based on the fair value of the securities portfolio.
(c)	Adjustment reflects the fair value mark on loans held for sale based on the fair value of the loans.
(d)	Adjustment reflects the fair value of interest rate and credit marks, net of PCD gross up and other fair value adjustments.

(e)	Adjustments reflects the allowance for credit losses based on First Interstate’s evaluation of the acquired loan portfolio and the removal of the existing allowance for credit losses of $246.0 million.
(f)	Adjustment reflects the goodwill generated as a result of the consideration paid being greater than the net assets acquired.
(g)	Adjustment reflects the fair value adjustments of the premises and equipment assets acquired.
(h)	Adjustment reflects the core deposit intangible of $49.2 million on the acquired core deposit accounts and the removal of existing core deposit intangible of $2.3 million.
(i)	Adjustment reflects the customer relationship intangible of $22.8 million on the acquired wealth management portfolio and the removal of existing customer relationship intangible of $2.8 million.
(j)	Adjustment reflects the fair value mark on mortgage servicing rights based on the fair value of the servicing portfolio.
(k)	Adjustment reflects the fair value mark on other real estate owned based on the fair value of other real estate owned.
(l)	Adjustment reflects the reclassification of First Interstate’s deferred tax liability and reflects the deferred tax asset generated by the net fair value adjustments (at a tax rate equal to 22.5%) resulting in a net deferred tax asset position.
(m)	Adjustment reflects the fair value adjustment on certificates of deposit.
(n)	Adjustment reflects the fair value adjustments of the borrowings acquired.
(o)	Adjustment reflects the fair value adjustments of the trust preferred securities acquired.
(p)	Adjustment reflects the reversal of Great Western's unfunded commitment allowance for credit losses, fair value adjustments of the acquired derivatives and leases acquired, in addition to certain other accrual adjustments.
(q)	Adjustment reflects the reversal of Great Western’s September 30, 2021 retained earnings, common stock, surplus, accumulated other comprehensive income, and the issuance of First Interstate common stock at the exchange ratio of 0.8425.

Pro Forma/Reclassification Adjustments:

(r)	Adjustment reflects the reclassification of $463.6 million of investment securities available-for-sale to investment securities held-to-maturity and the reclassification of $11.0 million of investment securities held-to-maturity to investment securities available-for-sale - First Interstate-related.
(s)	Adjustment reflects the reclassification of mortgage loans held for sale from loans to a separate line item and transfer of $244.3 million from loans held for investment - First Interstate-related.
(t)	Adjustment reflects the reclassification of core deposit intangibles, net of accumulated amortization from other assets to a separate line item- First Interstate-related.
(u)	Adjustment reflects the reclassification of customer relationship intangibles, net of accumulated amortization from other assets to a separate line item- First Interstate-related.
(v)	Adjustment reflects the reclassification mortgage servicing rights, net of accumulated amortization and impairment reserve from other assets to a separate line item- First Interstate-related.
(w)	Adjustment reflects the reclassification of allowance for credit losses on off-balance sheet credit exposures from other liabilities to a separate line item - First Interstate-related.
(y)	Adjustment reflects the reclassification of allowance for credit losses on off-balance sheet credit exposures from other liabilities and the reclassification of accrued interest payable into accrued expenses and other liabilities - Great Western-related.

Note 4: Adjustments to the unaudited pro forma combined condensed statement of income

Pro Forma Adjustments:

(1)	Accretion of loan interest income for estimated yield component on loan fair value adjustments of purchased loans using effective yield amortization.
(2)	Elimination of premium amortization and accretion of purchase discount on securities using the effective interest method.
(3)	Adjustment reflects accelerated amortization of the certificate of deposit premium based upon the scheduled maturities of the related deposits.
(4)	Adjustment reflects amortization of the fair value mark on FHLB advances.
(5)	Adjustment reflects amortization of the fair value mark on subordinated debt.
(6)	Adjustment reflects amortization of the fair value mark on subordinated debentures held by subsidiary trusts.

(7)	Adjustment reflects the provision for credit losses which includes $70.4 million for the non-purchase credit deteriorated Day 1 allowance for credit losses on the acquired portfolio.
(8)	Adjustment reflects the straight-line amortization of the payment network incentive bonus.
(9)	Adjustment reflects the straight-line amortization of the fair value mark on premises and equipment.
(10)	Adjustment reflects the incremental amortization of intangibles using accelerated amortization over 10 years for the core deposit intangible and straight-line amortization over 12 years for the customer relationship intangible net of $1.0 million reversal of Great Western expense.
(11)	Adjustment reflects First Interstate’s investment banker, legal transaction costs, approximately $21.5 million related to the contribution to the First Interstate Foundation in addition to significant merger charges related to payment network termination and other contract cancellations, severance, change in control, and other transaction costs.
(12)	Adjustment reflects 22.5% tax rate on net pro forma adjustments, adjusted for nondeductible transaction costs.
(13)	Adjustment reflects exchange ratio of 0.8425 multiplied by the number of outstanding shares of Great Western common stock in accordance with the merger agreement.

Pro Forma/Reclassification Adjustments:

(14)	Adjustment reflects the reclassification of interest income on federal funds sold into interest bearing deposits in banks - First Interstate-related.
(15)	Adjustment reflects the reclassification of interest expense securities sold under repurchase agreements into Federal Home Loan Bank and other borrowings - Great Western-related
(16)	Adjustment reflects the reclassification of interest expense on subordinated notes payable into interest on other debt and interest on subordinated debentures into a separate line item - First Interstate-related.
(17)	Adjustment includes the reclassification of payment services revenue out of service charges and other fees - First Interstate-related.
(18)	Adjustment includes the reclassification of service charges on deposits accounts and other service charges, commissions and fees into service charges and other fees - Great Western-related.
(19)	Adjustment includes reclassification from derivative interest expense, change in the fair value of fair value option loans and related derivatives, and other derivative income - First Interstate-related.
(20)	Adjustment includes the reclassification of employee benefits into salaries and employee benefits - Great Western-related.
(21)	Adjustment includes the reclassification of furniture and equipment into occupancy and equipment, net - Great Western-related.
(22)	Adjustment includes the reclassification of core deposit intangibles amortization out of other expenses into a separate line item - First Interstate-related.
(23)	Adjustment includes the reclassification of Federal Deposit Insurance Corporation insurance premiums for First Interstate into other expenses and Federal Deposit Insurance Corporation insurance premiums out of professional fees into other expenses - Great Western-related.